AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT
January 24, 2023
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Ladies and Gentlemen:
Ellington Financial Inc., a Delaware corporation (the “Company”), Ellington Financial Management LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), and [●] (the “Placement Agent”) are parties to that certain Equity Distribution Agreement dated as of August 6, 2021 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments to the Original Agreement. The Original Agreement is amended as follows:
A. The first sentence of the first paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $376,250,160 (the “Securities”), which includes, for the avoidance of doubt, the shares of Common Stock having an aggregate gross sales price of $151,250,160 sold by the Company prior to 4:00 p.m. (eastern time) on January 24, 2023 pursuant to the prospectus supplement filed by the Company with the Commission (as defined below) on August 6, 2021.”
B. The last sentence of the first paragraph of Section 1 of the Original Agreement is hereby amended to replace “and declared effective by” with “and which became effective upon filing with”.
C. The first sentence of the second paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3ASR (File No. 333-269386), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”
D. The third paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company is not a Well-Known Seasoned Issuer or otherwise is unable to make the representations set forth in Section 5(a)(40) at any time when the Company is required to make such representations pursuant to Section 7(o), the Company shall file a new registration statement with respect to any additional Securities necessary to complete the sale of the Maximum Amount and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such new registration statement and the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such new registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement. For the avoidance of confusion, all references to “Registration Statement” included in this Agreement relating to the offer and sale of any Securities or such other relevant action that occurred prior to the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement shall be deemed to refer to the Company’s registration statement on Form S-3ASR (File No. 333-269386), including a base prospectus, relating to certain securities, including the Securities, including all documents incorporated by reference therein.”

E. The fourth paragraph of Section 1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“The Company has also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), each dated as of August 6, 2021, as amended by an Amendment No. 1 to each of the separate equity distribution agreements, each dated as of January 24, 2023, with the parties listed on Appendix A attached hereto (collectively, the “Alternative Placement Agents”), for the issuance and sale from time to time of the Securities to or through the Alternative Placement Agents. The aggregate amount of shares of Common Stock that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.
F. The representation in Section 5(a)(22) of the Original Agreement is hereby amended to replace “2020” with “2021”.
G. A new Section 5(a)(40) is hereby added to read as follows:
“Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) of the Securities Act made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer” as defined in Rule 405 of the Securities Act (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405 of the Securities Act). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c) of the Securities Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 of the Securities Act.”
H. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement, as amended by this Amendment No. 1 to the Original Agreement; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) of the Original Agreement shall continue to refer to the time of execution of the Original Agreement.
I. The first sentence of the Form of Placement Notice attached as Exhibit A to the Original Agreement is hereby deleted and replaced in its entirety with the following:
“Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Ellington Financial Inc. (the “Company”), Ellington Financial Management LLC and [●] (the “Placement Agent”) dated August 6, 2021, as amended on January 24, 2023 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [●] shares of common stock of the Company, $0.001 par value per share, at a minimum market price of $[ ] per share.”
J. The first paragraph of the Form of Officers’ Certificate (Company) attached as Exhibit E to the Original Agreement is hereby deleted and replaced with the following:
“The undersigned JR Herlihy and Laurence Penn are the Chief Financial Officer and Chief Executive Officer, respectively, of Ellington Financial Inc., a Delaware corporation (the “Company”). The undersigned hereby execute this Certificate as of the date hereof pursuant to the terms of those certain Equity Distribution Agreements, dated August 6, 2021, as amended on January 24, 2023 (the “Equity Distribution Agreements”), among the Company, Ellington Financial Management LLC and each of JMP Securities LLC, B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. (collectively, the “Placement Agents”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreements.”

K. The first paragraph of the Form of Officers’ Certificate (Manager) attached as Exhibit F to the Original Agreement is hereby deleted and replaced with the following:
“The undersigned JR Herlihy and Laurence Penn are the Chief Financial Officer and Executive Vice President, respectively, of Ellington Financial Management LLC, a Delaware limited liability company (the “Manager”). The undersigned hereby execute this Certificate as of the date hereof pursuant to the terms of those certain Equity Distribution Agreements, dated August 6, 2021, as amended on January 24, 2023 the “Equity Distribution Agreements”), among the Manager, Ellington Financial Inc. and each of JMP Securities LLC, B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. (collectively, the “Placement Agents”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreements.”
L. Exhibit H and any references thereto in the Original Agreement are hereby deleted from the Original Agreement.
2. No Other Amendments. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.
3. Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
4. Prospectus Supplement. The Company agrees to file with the Commission pursuant to Rule 424(b) under the Securities Act a Prospectus Supplement reflecting this Amendment No. 1 to the Original Agreement within two Business Days of the date hereof.
5. Counterparts. This Amendment No. 1 to the Original Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile or email transmission.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

ELLINGTON FINANCIAL INC.

By:
Name:
Title:

ELLINGTON FINANCIAL MANAGEMENT LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

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By
Authorized Signatory
Signature Page to Amendment No. 1 to Equity Distribution Agreement